                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  JUNE 1, 1999
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)



       DELAWARE                         1-8993                  94-2708455
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        file number)          Identification No.)


               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

On June 7, 1999, White Mountains Insurance Group, Inc. announced that it had signed a definitive agreement to purchase the Consolidated International Group, Inc., a Delaware based insurance holding company for $85 million in cash. The transaction is subject to regulatory approval.

Consolidated's principal operating subsidiaries are Peninsula Insurance Company, American Centennial Insurance Company, and British Insurance Company of Cayman. Peninsula Insurance Company, located in Salisbury, Maryland, writes small commercial and personal lines through independent agents in the mid-Atlantic. American Centennial Insurance Company and British Insurance Company of Cayman are in runoff.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits.  The following exhibits are filed herewith:


     Exhibit No.      Description
     -----------      -----------
     10 (a)           Stock Purchase Agreement by and among White Mountains Insurance
                      Group, Inc., Consolidated International Group, Inc. and
                      The Sellers Named Therein



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  WHITE MOUNTAINS INSURANCE GROUP, INC.



Dated:  June 16, 1999             By: /s/
                                     --------------------------------
                                      Michael S. Paquette
                                      Senior Vice President and
                                       Controller